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                                                                   EXHIBIT 10.46
                             1998 STOCK OPTION PLAN
                              FOR KEY EMPLOYEES OF
                     MEDCATH HOLDINGS, INC. AND SUBSIDIARIES


1.       Purpose of Plan

         The 1998 Stock Option Plan for Key Employees of MedCath Holdings, Inc. and Subsidiaries (the "Plan") is designed:

         (a) to promote the long term financial interests and growth of MedCath Holdings, Inc. (the "Company") and its subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business;

         (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

         (c) to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based, ownership in the Company.

2.       Definitions

         As used in the Plan, the following words shall have the following meanings:

         (a) "Board of Directors" means the Board of Directors of the Company.

         (b) "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Committee" means the Compensation Committee of the Board of Directors.

         (d) "Common Stock" or "Share" means Common Stock of the Company which may be authorized but unissued, or issued and reacquired.

         (e) "Employee" means a person, including an officer, in the regular full-time employment of the Company or of its Subsidiaries who, in the opinion of the Committee is, or is expected to be, responsible for the management, growth or protection of some part or all of the business of the Company. Notwithstanding the foregoing, "Employee" may also mean a person including an officer, employed by the Company on a less than full-time basis, if approved by the Committee.

         (f) "Employee Stockholder's Agreement" means an agreement dated as of July 31, 1998 between the Company and a Participant that sets forth the terms and conditions and limitations applicable to any Shares purchased pursuant to Options granted under this Plan.


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         (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (h) "Fair Market Value" of a Share means:

                  (i) As of any date the Shares are not listed on a national securities exchange or traded on the Nasdaq National Market and during the 180 day period following the effectiveness of an underwritten public offering of the Shares, the quotient of Amount A divided by Amount B, where:

                  Amount A is the amount determined by the following formula:

                  (Consolidated EBITDA for the immediately preceding fiscal year of the Company times 9) minus Consolidated Debt as of the last day of the immediately preceding fiscal year of the Company plus Consolidated Unrestricted Cash as of the last day of the immediately preceding fiscal year of the Company plus (Unconsolidated Affiliate Interest for the immediately preceding fiscal year of the Company times 8); and

                  Amount B is the number of fully diluted Shares outstanding as of such date (including the number of Shares that would be issued if (i) all vested and exercisable Options designated as Time Options in the applicable Option Agreement and (ii) all vested and exercisable options under the MedCath Holdings, Inc. Outside Directors' Stock Option Plan as of said date were exercised).

                  (ii) As of any other date, the closing sale price at which the Shares are sold regular way on a national securities exchange or the Nasdaq National Market on said date, or, if no sales occur on such date, then on the next preceding date on which there were such sales of the Shares.

         (i) "Management Stockholders' Agreement" means an agreement dated as of July 31, 1998 between the Company and a Participant that sets forth the terms and conditions and limitations applicable to any Shares purchased pursuant to Options granted under this Plan.

         (j) "Option Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a grant of Options pursuant to the Plan.

         (k) "Option" means an option to purchase shares of the Common Stock. Options can be either incentive stock options under Section 422 of the Code or non-qualified stock options.

         (l) "Participant" means an Employee, or other person having a relationship with the Company or one of its Subsidiaries, to whom one or more grants of Options have been made and such grants have not all been forfeited or terminated under the Plan.

         (m) "Stockholder's Agreements" shall mean the Employee Stockholder's Agreement and the Management Stockholder's Agreement, collectively.



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         (n) "Subsidiary" means any corporation, partnership, limited liability company, association, joint venture or other entity whose accounts are consolidated with the accounts of the Company in the Company's consolidated financial statements.

         (o) "Consolidated Unrestricted Cash" as of any date means the sum of
(i) the unrestricted cash and cash equivalents reportable on a consolidated balance sheet of the Company and the Subsidiaries prepared as of such date in accordance with GAAP and the Company's accounting policies plus (ii) the aggregate exercise price for (A) all vested and exercisable Options designated as Time Options in the applicable Option Agreement and (B) all vested and exercisable options under the MedCath Holdings, Inc. Outside Directors' Stock Option Plan as of said date.

         (p) "Consolidated Debt" as of any date means the long and short-term debt reportable on a consolidated balance sheet of the Company and the Subsidiaries prepared as of such date in accordance with GAAP and the Company's accounting policies.

         (q) "Consolidated EBITDA" for a period means the sum of (i) Consolidated Net Income for such period less the minority interest share of such Consolidated Net Income plus (ii) the amounts which have been deducted in the determination of Consolidated Net Income for such period for pre-hospital opening expense, interest expense, total federal, state, local and foreign income taxes and depreciation and amortization expense.

         (r) "Consolidated Net Income" for a period means the consolidated net income (loss) of the Company and the Subsidiaries (excluding (i) non-recurring transactions and items and (ii) Unconsolidated Affiliate Interest) after interest expense, income and similar taxes and depreciation and amortization for such period, all as determined in accordance with GAAP and the Company's accounting policies applied on a consistent basis.

         (s) "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

         (t) "Unconsolidated Affiliate Interest" for a period means the Company's interest in the net income or loss of unconsolidated affiliates for such period as determined in accordance with the equity method of accounting under GAAP and the Company's accounting policies applied on a consistent basis.

3.       Administration of Plan

         (a) The Plan shall be administered by the Committee; provided, however, that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act to the extent that the Company is subject to such rule. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to



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make rules for carrying it out and to make changes in such rules. Any such interpretations, rules and administration shall be consistent with the basic purposes of the Plan.

         (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Option grants to Participants who are subject to Section 16 of the Exchange Act.

         (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Option grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.       Eligibility

         The Committee may from time to time make Option grants under the Plan to such Employees, or other persons having a relationship with the Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Option grants may be made under this Plan to directors of the Company or any of its Subsidiaries who are not also employed by the Company or one of its Subsidiaries. Options may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Option grant under the Plan shall be set forth in an Option Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan and the applicable Stockholder's Agreement.

5.       Grants

         From time to time, the Committee, in its sole discretion, will determine the forms and amounts of Options to be granted to Participants, including whether such Options shall be incentive stock options or non-qualified stock options. At the time of an Option grant, the Committee shall determine, and shall include in the Option Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, an Option granted under this Paragraph 5, (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than the par value of the Common Stock on the date the Option is granted. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Option Agreement and of any applicable guidelines of the Committee in effect at the time; provided, however, that any Options granted in replacement of options held by a Participant pursuant to any MedCath, Inc. stock option plan shall be subject



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to such other terms and conditions as provided for in the applicable
Stockholder's Agreement and other related documents.

         Options may be granted prior to the effective date of the Plan (as determined pursuant to Paragraph 13 herein); provided, however, that no Option shall be Exercisable prior to the date of the approval of the Plan by the stockholders of the Company.

6.       Limitations and Conditions

         (a) The number of Shares available under this Plan shall be ____________ shares of the authorized Common Stock as of the effective date of the Plan, all of which are available for grants of incentive stock options. The number of Shares subject to Options under this Plan to any one Participant shall not be more than ____________ Shares. The foregoing limitations shall not include the number of Shares in respect of which Options are granted in respect of options on shares of common stock of MedCath, Inc. that were rolled over into the Company and this Plan pursuant to the applicable Stockholder's Agreement between the Company and certain employees. Unless restricted by applicable law, Shares related to Options that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available to be subject to Option grants.

         (b) No Options shall be granted under the Plan beyond ten years after the effective date of the Plan, but the terms of Options granted on or before the expiration of the Plan may extend beyond such expiration. At the time an Option is granted or amended or the terms or conditions of an Option are changed, the Committee may provide for limitations or conditions on such grant or purchase consistent with the terms of the applicable Stockholder's Agreement.

         (c) Nothing contained herein shall affect the right of the Company to terminate any Participant's employment at any time or for any reason, subject to the terms and conditions of any other agreement a Participant may have with the Company.

         (d) Other than as specifically provided with regard to the death of a Participant or this Section 6(d), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant; provided, however, the Participant may, for purposes of estate or gift tax planning purposes, transfer any Options granted to the Participant to any family member, trust, or other estate or gift tax planning vehicle, so long as any such permitted transferee agrees to be bound by all terms and conditions to which the transferring Participant is subject and such Participant is designated as the exclusive authorized representative for purposes of making any decisions with respect to such transferred Options.

         (e) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Option grant unless and until certificates representing any such Shares have been issued by the Company to such Participants.



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         (f) No election as to benefits or exercise of Options may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

         (g) Absent express provisions to the contrary, any grant of Options under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

         (h) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.

7.       Transfers and Leaves of Absence

         For purposes of the Plan, unless the Committee determines otherwise:
(a) a transfer of a Participant's employment without an intervening period of separation among the Company and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

8.       Adjustments

         In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or other similar event or corporate change, the Committee shall adjust appropriately the number of Shares subject to the Plan and available for or covered by Option grants and exercise prices related to outstanding Option grants and make such other revisions to outstanding Option grants as it deems are equitably required.

9.       Merger, Consolidation, Exchange, Acquisition, Liquidation or
         Dissolution

         In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Option, the Committee may provide that such Option cannot be exercised after (i) the merger or consolidation of either the Company, MedCath Intermediate Holdings, Inc., or MedCath Incorporated into another corporation, (ii) the exchange of all or substantially all of the assets of either the Company, MedCath Intermediate Holdings, Inc., or MedCath Incorporated for the securities of another corporation, (iii) the acquisition by another corporation of 80% or more of the Company's, MedCath Intermediate Holdings, Inc.'s, or MedCath Incorporated's then outstanding shares of voting stock, or (iv) the recapitalization, reclassification, liquidation or dissolution of the Company, MedCath Intermediate Holdings, Inc., or MedCath Incorporated, (a "Transaction"), and if the Committee so provides that such



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Option cannot be exercised, it shall, on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such Transaction, that, for some reasonable period of time prior to such Transaction, such Option shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) and that, upon the occurrence of such Transaction, such Option shall terminate and be of no further force or effect; provided, however, in lieu of so providing that an Option cannot be exercised after a Transaction, the Committee may provide, in its absolute discretion, that the Option shall remain exercisable after a Transaction in accordance with its original terms, except upon exercise of such Option, the holder thereof shall receive the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such Transaction by the holder of a number of shares of stock for which such Option could have been exercised immediately prior to such Transaction.

10.      Amendment and Termination

         The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Option grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Option grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Option grant.

         The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares subject to Options under the Plan, decrease the exercise price of outstanding Options, change the requirements relating to the Committee or extend the term of the Plan.

11.      Foreign Options and Rights

         The Committee may grant Options to Employees who are subject to the laws of nations other than the United States, which Option grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

12.      Withholding Taxes

         The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver shares upon the exercise of an Option that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Option Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Option Agreement, to pay a portion or all of such withholding taxes from the Participant's regular wages earned from the Company or in shares of Common Stock.



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13.      Effective Date and Termination Dates

         The Plan shall be effective on and as of the date of its approval by the stockholders of the Company and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 10.




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